Exhibit 99.1

Encore Capital Group Announces Third Quarter 2017 Financial Results

•	Improved global collections and favorable U.S. market conditions drive higher returns

•	Estimated Remaining Collections of $6.6 billion establishes new all-time high

SAN DIEGO, November 2, 2017 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the third quarter ended September 30, 2017.
“The third quarter for Encore was a period of solid financial and operational performance. In the U.S., our largest market, the supply of charged-off credit card debt continues to grow and the pricing environment remains favorable. These market conditions coupled with improved collections performance are driving higher returns than a year ago,” said Ashish Masih, President and Chief Executive Officer. “On the international front, we had a strong quarter of portfolio purchasing in Europe, where liquidation improvement initiatives are delivering sustained improvement in collections performance, resulting in better returns and increased expectations for future collections. In addition, on October 20th our subsidiary Cabot Credit Management filed its intention to float shares on the London Stock Exchange in connection with its IPO process.”
Key Financial Metrics for the Third Quarter of 2017:

•	Estimated Remaining Collections (ERC) grew 15% compared to the same period of the prior year, to $6.57 billion.

•	Investment in receivable portfolios was $292 million, including $111 million in the U.S. and $177 million in Europe, compared to $206 million deployed overall in the same period a year ago.

•	Gross collections grew 9% to $443 million, compared to $407 million in the same period of the prior year.

•
Total revenues were $307 million, compared to $179 million in the third quarter of 2016. Excluding a $28.0 million allowance reversal recorded in the third quarter of 2017 resulting from collections overperformance in Europe, a $10.2 million weather-related allowance charge on two pool groups containing a large concentration of Puerto Rico-based accounts in the third quarter of 2017, and a $94.0 million portfolio allowance charge on certain pool groups in Europe recorded in the third quarter of 2016, revenue increased 6% compared to the third quarter of 2016.

•
Total operating expenses were $203 million, compared to $201 million in the same period of the prior year. Adjusted operating expenses increased 2% to $170 million, compared to $167 million in the same period of the prior year.

•	Total interest expense increased to $52.8 million, compared to $48.6 million in the same period of the prior year.

•
GAAP net income attributable to Encore was $28.2 million, or $1.05 per fully diluted share, as compared to a loss of $1.5 million, or $0.06 per fully diluted share in the same period a year ago. The loss in the third quarter of 2016 was largely due to the portfolio allowance charge on certain pool groups in Europe.

•	Adjusted income attributable to Encore was $30.7 million, compared to $3.6 million in the third quarter of 2016.

•
Adjusted income attributable to Encore per share (also referred to as Economic EPS) was $1.17, compared to $0.14 in the same period of the prior year. In calculating Economic EPS for the third quarter of 2017, 0.5 million shares associated with convertible notes that will not be issued but are

Encore Capital Group, Inc.

reflected in the fully diluted share count were excluded for accounting purposes. In the third quarter of 2016, Economic EPS was not adjusted for shares associated with Encore’s convertible notes.

•	Available capacity under Encore’s domestic revolving credit facility, subject to borrowing base and applicable debt covenants, was $382 million as of September 30, 2017.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, November 2, 2017, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, presenting and discussing the reported results.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 7495439. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks and credit unions.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker

Encore Capital Group, Inc.

symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$188,246	$149,765
Investment in receivable portfolios, net	2,728,811	2,382,809
Property and equipment, net	71,213	72,257
Deferred court costs, net	77,361	65,187
Other assets	254,993	215,447
Goodwill	853,162	785,032
Total assets	$4,173,786	$3,670,497
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$269,927	$234,398
Debt	3,148,497	2,805,983
Other liabilities	32,207	29,601
Total liabilities	3,450,631	3,069,982
Commitments and contingencies
Redeemable noncontrolling interest	160,663	45,755
Redeemable equity component of convertible senior notes	77	2,995
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,745 shares and 25,593 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	257	256
Additional paid-in capital	43,006	103,392
Accumulated earnings	602,199	560,567
Accumulated other comprehensive loss	(74,153)	(104,911)
Total Encore Capital Group, Inc. stockholders’ equity	571,309	559,304
Noncontrolling interest	(8,894)	(7,539)
Total equity	562,415	551,765
Total liabilities, redeemable equity and equity	$4,173,786	$3,670,497
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$77,757	$55,823
Investment in receivable portfolios, net	1,277,384	972,841
Property and equipment, net	20,193	19,284
Deferred court costs, net	26,089	22,760
Other assets	93,815	79,767
Goodwill	648,574	584,868
Liabilities
Accounts payable and accrued liabilities	$129,010	$99,689
Debt	1,846,308	1,514,799
Other liabilities	2,951	1,921

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,
	2017	2016
Revenues
Revenue from receivable portfolios, net	$283,588	$159,534
Other revenues	23,111	19,881
Total revenues	306,699	179,415
Operating expenses
Salaries and employee benefits	77,232	67,783
Cost of legal collections	48,094	56,932
Other operating expenses	25,859	24,131
Collection agency commissions	10,622	8,848
General and administrative expenses	32,500	34,871
Depreciation and amortization	8,522	8,032
Total operating expenses	202,829	200,597
Income (loss) from operations	103,870	(21,182)
Other (expense) income
Interest expense	(52,755)	(48,632)
Other income	8,873	4,100
Total other expense	(43,882)	(44,532)
Income (loss) before income taxes	59,988	(65,714)
(Provision) benefit for income taxes	(17,844)	13,768
Net income (loss)	42,144	(51,946)
Net (income) loss attributable to noncontrolling interest	(13,950)	50,422
Net income (loss) attributable to Encore Capital Group, Inc. stockholders	$28,194	$(1,524)

Earnings (loss) per share attributable to Encore Capital Group, Inc.:

Basic	$1.08	$(0.06)
Diluted	$1.05	$(0.06)

Weighted average shares outstanding:
Basic	26,011	25,777
Diluted	26,736	25,777

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2017	2016
Operating activities:
Net income	$76,199	$5,494
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	199	3,182
Depreciation and amortization	25,819	26,128
Other non-cash expense, net	25,098	28,557
Stock-based compensation expense	7,041	9,502
Gain on derivative instruments, net	(2,714)	(10,885)
Deferred income taxes	(5,396)	(46,524)
(Reversal of) provision for allowances on receivable portfolios, net	(30,525)	86,777
Changes in operating assets and liabilities
Deferred court costs and other assets	(20,094)	7,572
Prepaid income tax and income taxes payable	15,565	(2,485)
Accounts payable, accrued liabilities and other liabilities	(9,501)	(24,146)
Net cash provided by operating activities from continuing operations	81,691	83,172
Net cash provided by operating activities from discontinued operations	—	2,096
Net cash provided by operating activities	81,691	85,268
Investing activities:
Cash paid for acquisitions, net of cash acquired	(5,623)	(675)
Proceeds from divestiture of business, net of cash divested	—	106,041
Purchases of receivable portfolios, net of put-backs	(739,478)	(712,706)
Collections applied to investment in receivable portfolios, net	549,544	507,552
Purchases of property and equipment	(20,518)	(16,548)
Proceeds from derivative instruments, net	6,140	10,038
Other, net	2,155	—
Net cash used in investing activities from continuing operations	(207,780)	(106,298)
Net cash provided by investing activities from discontinued operations	—	14,685
Net cash used in investing activities	(207,780)	(91,613)
Financing activities:
Payment of loan costs	(19,910)	(3,750)
Proceeds from credit facilities	928,141	455,786
Repayment of credit facilities	(972,453)	(443,968)
Proceeds from senior secured notes	325,000	—
Repayment of senior secured notes	(203,212)	(14,343)
Proceeds from issuance of convertible senior notes	150,000	—
Repayment of convertible senior notes	(60,406)	—
Proceeds from convertible hedge instruments	5,580	—
Taxes paid related to net share settlement of equity awards	(2,538)	(4,113)
Proceeds from other debt	8,318	35,080
Other, net	(3,211)	(11,005)
Net cash provided by financing activities	155,309	13,687
Net increase in cash and cash equivalents	29,220	7,342
Effect of exchange rate changes on cash and cash equivalents	9,261	(3,263)
Cash and cash equivalents, beginning of period	149,765	153,593
Cash and cash equivalents, end of period	188,246	157,672

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income (Loss) Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2017			2016
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income (loss) attributable to Encore, as reported	$28,194	$1.05	$1.07	$(1,524)	$(0.06)	$(0.06)
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	3,135	0.12	0.12	2,983	0.12	0.12
Acquisition, integration and restructuring related expenses(1)	342	0.01	0.01	3,843	0.15	0.15
Settlement fees and related administrative expenses(2)	—	—	—	2,613	0.10	0.10
Amortization of certain acquired intangible assets(3)	803	0.03	0.03	529	0.02	0.02
Income tax effect of the adjustments(4)	(1,321)	(0.04)	(0.04)	(3,263)	(0.13)	(0.13)
Adjustments attributable to noncontrolling interest(5)	(461)	(0.02)	(0.02)	(1,568)	(0.06)	(0.06)
Adjusted income attributable to Encore	$30,692	$1.15	$1.17	$3,613	$0.14	$0.14
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents litigation and government settlement fees and related administrative expenses. For the three months ended September 30, 2016, amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(4)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

(5)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended September 30,
	2017	2016
GAAP total operating expenses, as reported	$202,829	$200,597
Adjustments:
Stock-based compensation expense	(3,531)	(633)
Operating expenses related to non-portfolio purchasing and recovery business(1)	(28,934)	(26,446)
Acquisition, integration and restructuring related expenses(2)	(342)	(3,843)
Settlement fees and related administrative expenses(3)	—	(2,613)
Adjusted operating expenses related to portfolio purchasing and recovery business	$170,022	$167,062
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents litigation and government settlement fees and related administrative expenses. For the three months ended September 30, 2016, amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.